UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2009

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 318-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d) - Election of Michael P. Jackson as Director

On February 12, 2009, the Company elected Michael P. Jackson, in accordance with Article Four of the Company’s By-laws as Amended and Restated on July 28, 2005, to fill the vacancy on its Board created when William J. Usery, Jr. retired from the Board effective as of the 2008 Annual Meeting. In connection with Mr. Jackson’s election as a Director, he received a cash payment of $6,750 representing the pro rata portion of cash payments ordinarily made to directors in accordance with the Board’s usual policies, and was granted 2,900 shares of restricted stock vesting in thirds on May 20, 2009, 2010 and 2011, respectively, representing the pro rata portion of restricted stock grants ordinarily made in accordance with the Company’s annual stock grant policy for all directors.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release of AirTran Holdings, Inc. announcing election of Michael P. Jackson to Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)

Date: February 13, 2009	/s/ Richard P. Magurno
Senior Vice President
and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release of AirTran Holdings, Inc. announcing election of Michael P. Jackson to Board of Directors.

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